================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       SOMNUS MEDICAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 20, 1998

                               ----------------

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOMNUS MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), will be held on Friday, May 20, 1998, at 10:00 a.m., local time, at the Company's principal executive offices at 285 North Wolfe Road, Sunnyvale, CA 94086 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1. To elect two Class I directors of the Company to serve for terms of three years expiring upon the 2001 Annual Meeting of Stockholders or until their successors are elected.

  2. To approve an amendment to the Company's 1996 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a new total of 3,850,000 shares and to approve the material terms of the Stock Plan, including but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998.

  4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ STUART D. EDWARDS
                                          Stuart D. Edwards
                                          Chairman of the Board of Directors
                                          Chief Executive Officer and
                                           President

Sunnyvale, California
March 31, 1998

 IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR STOCK WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS YOU HAVE GIVEN IN THE PROXY. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER-DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE INSPECTOR OF ELECTIONS OF THE COMPANY A WRITTEN REVOCATION BEARING A LATER DATE OR BY ATTENDING AND VOTING IN PERSON AT THE ANNUAL MEETING.

                       SOMNUS MEDICAL TECHNOLOGIES, INC.

                               ----------------

                            PROXY STATEMENT FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 20, 1998

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Somnus Medical Technologies, Inc. (the "Company" or "Somnus") for use at the Annual Meeting of Stockholders to be held Friday, May 20, 1998 at 10:00 a.m., local time, or at any postponement or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices at 285 North Wolfe Road, Sunnyvale, CA 94086. The Company's telephone number at its principal executive offices is
(408) 773-9121.

  These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements were mailed on or about March 31, 1998 to all Stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record of the Company's Common Stock at the close of business on March 23, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 13,493,521 shares of the Company's Common Stock were issued and outstanding and held of record by approximately 141 stockholders. The closing price of the Company's Common Stock on the Record Date as reported by The National Association of Securities Dealers, Inc. Automated Quotation National Market was $10.00 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, CO 80215-5513 (Attention: Tiffany Skiles, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share held as of the record date. Stockholders will not be entitled to cumulate their votes in the election of directors.

  The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting and will determine whether or not a quorum is present.

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence of absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

  Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the two Class I directors, for the amendment of the Stock Plan, for the confirmation of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the items not marked.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than November 30, 1998 in order that such proposals may be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership of the Company's Common Stock as of March 23, 1998, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

                                                          SHARES    APPROXIMATE
                                                       BENEFICIALLY   PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER             OWNED      OWNED (1)
         ------------------------------------          ------------ -----------
INVESCO Trust Company (2).............................  1,000,000       7.4%
 Attn: Buck Phillips
 7800 East Union Avenue, Suite 1100
 Denver, CO 80237
Entities affiliated with The Travelers Companies (3)..  1,000,000       7.4%
 Attn: Don Scudder
 The Travelers Companies
 One Tower Square
 Hartford, CT 06183
Stuart D. Edwards.....................................    808,500       6.0%
 Somnus Medical Technologies, Inc.
 285 N. Wolfe Road
 Sunnyvale, CA 94086
Medtronic Asset Management, Inc. .....................    714,286       5.3%
 7000 Central Avenue NE
 Minneapolis, MN 55432-3576
David L. Douglass.....................................    500,000       3.7%
Ronald G. Lax.........................................    300,000       2.2%
David B. Musket (4)...................................    226,700       1.7%
Eric N. Doelling (5)..................................    137,750       1.0%
Stephen M. Rudy (6)...................................    126,875         *
Robert E. McNamara (7)................................     68,304         *
Donald R. Bruce (8)...................................     28,583         *
David J. Illingworth (9)..............................     15,000         *
Woodrow A. Myers, Jr., M.D. (10)......................      7,500         *
All directors and executive officers as a group (ten
 persons).............................................  2,219,212      16.4%

--------
  *  Less than 1%

 (1) Applicable percentage ownership is based on 13,493,521 shares of Common Stock outstanding as of March 23, 1998, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

 (2) These shares are owned by the Global Health Sciences Fund, a mutual fund company advised by INVESCO Trust Company. INVESCO Trust Company has full voting and investment authority of these shares and is therefore the beneficial owner.

 (3) Consists of 450,000 shares held by The Travelers Insurance Company, 440,000 shares held by The Travelers Indemnity Company, 60,000 shares held by The Phoenix Insurance Company and 50,000 shares held by The Travelers Life and Annuity Company.


 (4) Includes 85,600 shares held by MedCap I Corp. and 41,100 shares held by ProMed Partners, L.P. Mr. Musket is a managing Member of ProMed Management, LLC which manages both MedCap I Corp. and ProMed Partners, L.P. and disclaims beneficial ownership of the shares held by such entities except to the extent of his proportionate ownership interest therein. Also includes options to purchase up to 15,000 shares exercisable within 60 days of March 23, 1998.

 (5) Includes options to purchase up to 56,250 shares exercisable within 60 days after March 23, 1998.


 (6) Includes options to purchase up to 28,125 shares exercisable within 60 days after March 23, 1998.

 (7) Consists of options to purchase up to 68,304 shares exercisable within 60 days after March 23, 1998.

 (8) Consists of options to purchase up to 27,083 shares exercisable within 60 days after March 23, 1998.

 (9) Consists of options to purchase up to 15,000 shares exercisable within 60 days of March 23, 1998.

(10) Consists of options to purchase up to 7,500 shares exercisable within 60 days of March 23, 1998.

COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 1997, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements except for the transactions for officers Conner, Doelling and Rudy in November 1997 which were reported on amended Forms 3.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

  Pursuant to the Company's Restated Certificate of Incorporation, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently, there are two directors in Class I, three directors in Class II, and two directors in Class
III. Two Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company's 1999 and 2000 Annual Meetings of Stockholders, respectively. Each of the two Class I directors elected at the Annual Meeting will hold office until the 2001 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified.

  In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

  The names of the two Class I nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class II and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

                                                                       DIRECTOR
                NAME                AGE     PRINCIPAL OCCUPATION        SINCE
                ----                ---     --------------------       --------
 NOMINEES FOR CLASS I DIRECTORS
 David L. Douglass (2)............  45  General Partner, Delphi          1996
                                         Ventures
 David B. Musket (1)..............  39  President, Musket Research       1996
                                         Associates, Inc.
 CONTINUING CLASS II DIRECTORS
 Eric N. Doelling.................  39  Executive Vice President,        1996
                                         Chief Operating Officer
 David J. Illingworth (1).........  44  Chairman of the Board of         1997
                                         Directors, Chief Executive
                                         Officer and President,
                                         VidaMed, Inc.
 Ronald G. Lax....................  64  President, Prodesearch Corp.     1996
 CONTINUING CLASS III DIRECTORS
 Stuart D. Edwards (2)............  52  Chairman of the Board of         1996
                                         Directors, Chief Executive
                                         Officer and President
 Woodrow A. Myers, Jr., M.D. (2)..  44  Director, Healthcare             1997
                                         Management, Ford Motor
                                         Company

--------
(1) Member of the Audit Committee

(2) Member of the Compensation Committee

  There are no family relationships among any of directors or executive officers of the Company.

DIRECTORS TO BE ELECTED AT THE ANNUAL MEETING

  David L. Douglass has served as a Director of the Company since March 1996. Since June 1990, Mr. Douglass has been a General Partner of Delphi Ventures, a venture capital firm. Since February 1986, he has also been a General Partner of Matrix Partners II, L.P., a venture capital firm. Mr. Douglass serves on the board of several private medical technology companies and VidaMed, Inc., a public company. He holds a B.A. in Political Science from Amherst College and an M.A. in Administration and Policy Analysis and an M.B.A. from Stanford University.

  David B. Musket has served as a Director of the Company since November 1996 as a designated representative of INVESCO Trust Company, an investor in the Company. Since August 1991, he has been President of Musket Research Associates, Inc., an investment banking firm specializing in healthcare, and of DBM Corporate Consulting Group. Since June 1996, he has also been a managing Member of ProMed Management, LLC, a money management company focusing on both public and private healthcare companies.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING

  Eric N. Doelling has served as Executive Vice President and Chief Operating Officer of the Company since July 1996 and as a Director since November 1996. From April 1993 until July 1996, Mr. Doelling was Vice President,
Manufacturing of Cardiac Pathways Corporation, a medical device company. From January 1990 to March 1993, he was Vice President of Operations for Spectranetics, Inc. Mr. Doelling holds both a B.S. and an M.B.A. from Rensselaer Polytechnic Institute.

  David J. Illingworth has served as a Director of the Company since February 1997. In February 1998, Mr. Illingworth accepted the position of President, Chief Executive Officer and Chairman of the Board of VidaMed, Inc. a public medical device company which develops minimally-invasive surgical systems. From 1993 to March 1998, Mr. Illingworth held positions with Nellcor Puritan Bennett, Inc., a wholly owned subsidiary of Mallinckrodt Inc., most recently serving as Executive Vice President and President, Alternate Care Business. From September 1991 until December 1992, he served as General Manager of G.E. Medical Systems. He holds a B.S. in engineering from Texas A&M University.

  Ronald G. Lax has served as a Director of the Company since March 1996 and as a consultant for the Company since June 1996. Mr. Lax has experience with several medical device companies. Since January 1996, he has served as President of Prodesearch Corp. From 1975 to December 1995, Mr. Lax served as founder and President of Gant Western, Inc. From June 1994 to April 1995, Mr. Lax served as Vice President Engineering and Development of RITA Medical Systems, Inc. (formerly ZoMed, Inc.). From July 1992 until June 1994, he served as a consultant to VidaMed, Inc.

  Stuart D. Edwards is founder of the Company and has served as Chairman of the Board, Chief Executive Officer and President of the Company since its founding in January 1996. From July 1992 to May 1995, Mr. Edwards served as President, Chief Executive Officer, and Chairman of the Board of VidaMed, Inc., a medical device company co-founded by Mr. Edwards, which develops minimally-invasive surgical systems. He continued to serve as President and Chief Executive Officer of VidaMed, Inc. until December 1995 and continues to serve as a board member of such company. From December 1989 until October 1992, Mr. Edwards was Vice President and Chief Technical Officer of EP Technologies, Inc., a developer and manufacturer of electrophysiology catheters. Mr. Edwards previously held positions with Applied Immune Sciences, Inc., a subsidiary of Rhone-Poulenc Rorer, Inc., Control Data Systems, Inc., AVI Corporation, UFE Corporation, Abbott Laboratories, Ideal Toy Corporation and Baxter Healthcare Corporation. Mr. Edwards holds a Certificate in Mechanical Engineering from the Union of Educational Institutions in England.

  Woodrow A. Myers, Jr., M.D. has served as a Director of the Company since August 1997. Since November 1995, Dr. Myers has served as the Director, Healthcare Management, of Ford Motor Company. From August 1991 to October 1995, Dr. Myers served as Senior Vice President and Corporate Medical Director of the

Associated Group. From January 1990 to July 1991 he served as the Commissioner of Health of New York City and as an Assistant Professor of Medicine at Cornell Medical College. Dr. Myers holds a B.S. in Biological Science from Stanford University, an M.D. from Harvard Medical School and an M.B.A. from Stanford University.

VOTE REQUIRED

  The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as Class I directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

  The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1997.

  The Board of Directors has an Audit Committee and Compensation Committee. It does not have a nominating committee or committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent accountants. This Committee, which currently consists of directors Illingworth and Musket, held no meetings during 1997.

  The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. This Committee, which consists of directors Edwards, Douglass and Myers, held three meetings during 1997. Mr. Edwards, Chairman of the Board, Chief Executive Officer and President of the Company, participates fully with all other committee members in recommending salaries and incentive compensation for executives to the Board of Directors, except that he does not participate in committee proceedings relating to his own salary and compensation.

COMPENSATION OF DIRECTORS

  Directors of the Company do not receive cash for services they provide as directors, but directors may be reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. Under the 1997 Director Stock Option Plan (the "Director Plan"), each director who is not also an employee or consultant of the Company (an "Outside Director") will automatically receive an option to purchase 20,000 shares of Common Stock upon joining the Board of Directors. Thereafter, each Outside Director who has served on the Board of Directors for at least six months shall receive an option to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings of stockholders, provided such Outside Director is re-elected. Each option granted under the Director Plan will become exercisable ratably over a four-year period. The term of such options is ten years from the date of grant, provided that such options shall terminated three months following the termination of the optionee's status as a director (or twelve months if the termination is due to death or disability.) The exercise price of all options granted under the Director Plan is equal to the fair market value of the Company's Common Stock on the date of grant, as determined in accordance with the Director Plan. The Director Plan provides for the automatic grant of non-statutory options to Outside Directors on an annual basis in order to motivate them to continue to serve as directors. A total of 350,000 shares of the Company's Common Stock is reserved for issuance during the current 10-year term of the Director Plan, which expires in September 2007.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN.

                             CERTAIN TRANSACTIONS

  Since the beginning of the Company's last fiscal year, Mr. Edwards was indebted to the Company for short-term loans totaling, in the aggregate, $142,813. As of December 31, 1997, Mr. Edwards was indebted to the Company for short-term loans totaling, in the aggregate, $50,206.88.

  In connection with the Company's Series B Preferred Stock financing, MRA and the Company entered into an agreement whereby for each 1% of the shares actually sold in the Company's initial public offering that were purchased by investors or parties directly affiliated the investors identified by MRA in the Series B Preferred Stock financing, MRA would be granted options or warrants to purchase 1,000 shares of Common Stock at a price equivalent to the initial public offering price. On January 13, 1998, 5,000 of such options or warrants were issued, which have a five year term and are entitled to antidilution and piggyback registration rights

  In April 1997, the Company issued and sold 714,286 shares of Series C Preferred Stock to Medtronic Asset Management, Inc., an investment entity of Medtronic, Inc., at a purchase price of $7.00 per share. In connection with this transaction, the Company granted to Medtronic exclusive distribution rights over certain of the Company's products and devices in the European Union, Australia, Southeast Asia and certain other areas until April 21, 2000.

                              EXECUTIVE OFFICERS

  The following table sets forth information as of December 31, 1997 regarding executive officers of the Company.

 Stuart D. Edwards...........   52 Chairman of the Board of Directors, Chief
                                    Executive Officer and President
                                   Executive Vice President, Chief Financial
 Robert E. McNamara..........   41  Officer
                                   Executive Vice President, Chief Operating
 Eric N. Doelling............   39  Officer and Director
                                   Senior Vice President, Marketing and
 Stephen M. Rudy.............   40  Business Development
 Donald R. Bruce.............   47 Vice President, Worldwide Sales
                                   Vice President, Clinical and Regulatory
 Eve A. Conner, Ph.D. .......   52  Affairs
 Kirti P. Kamdar.............   36 Vice President, Research and Development

  Stuart D. Edwards, biographical information, infra., at Proposal No. 1.

  Robert E. McNamara, has served as Executive Vice President and Chief Financial Officer of the Company since August 1997. From April 1995 until August 1997, Mr. McNamara served as Vice President of Finance and Administration and Chief Financial Officer of Target Therapeutics, Inc., a medical device manufacturer. From August 1994 until April 1995 Mr. McNamara served as Chief Financial Officer of Guittard Chocolate Co. From 1987 until 1994, Mr. McNamara held various financial management positions at Tandem Computers, Inc. He holds a B.S. from the University of San Francisco and an M.B.A. from the University of Pennsylvania's Wharton School.

  Eric N. Doelling, biographical information, infra., at Proposal No. 1.

  Stephen M. Rudy, has served as Senior Vice President, Marketing and Business Development of the Company since April 1996. From May 1995 until June 1996, Mr. Rudy was a principal for Cowper Consulting, a consulting firm specializing in business development and marketing for medical device companies. From September 1992 until May 1995, he served as Vice President of Marketing and Sales for VidaMed, Inc. Mr. Rudy holds a B.A. in Political Science from Johns Hopkins University and an M.B.A. from Stanford University.

  Donald R. Bruce, has served as Vice President, Worldwide Sales of the Company since March 1997. From June 1996 until March 1997, he was a Principal of drb International, a sales consulting firm to medical device companies. From 1977 until June 1996. Mr. Bruce worked for Xomed, Inc., an otolaryngology device company, in several capacities, including, most recently, Vice President of International Sales and Marketing. Mr. Bruce holds a B.S. in Biology from the University of Minnesota where he served as the manager of the ear, nose and throat research laboratory.

  Eve A. Conner, Ph.D., has served as Vice President, Clinical and Regulatory Affairs of the Company since August 1996. From October 1991 to June 1996, she served as Vice President, Regulatory/Clinical Affairs and Quality Assurance for Baxter Healthcare Corporation's Novacor Division. Dr. Conner holds a B.A. in Biology and Chemistry from Keuka College and a Ph.D. in Pharmacology/Toxicology from the University of Minnesota.

  Kirti P. Kamdar, has served as Vice President, Research and Development of the Company since August 1997 and previously served as Vice President, Manufacturing from August 1996 to July 1997. From May 1995 until August 1996 he was Vice President of Research and Development, developing new cardiovascular devices, at Guided Medical Systems, a medical device company. From October 1994 until May 1995, he was a project manager in Research and Development with Cardiac Pathways Corporation. From April 1991 to October 1994, Mr. Kamdar held several engineering and managerial positions for Mallinckrodt Inc. Mr. Kamdar holds a B.S. from Gujarat University (India), an M.S. from New Jersey Institute of Technology and an M.B.A. from the University of Houston.

EMPLOYMENT AGREEMENTS

  Robert E. McNamara. The Company has entered into an agreement relating to the employment of Robert E. McNamara whereby the Company has agreed to provide Mr. McNamara with severance benefits during the first two years of employment in the event of termination without cause consisting of 12 months continued salary, insurance benefits, bonus and option vesting. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, Mr. McNamara will receive six months continued salary, insurance benefits and bonus, and all of his outstanding stock options will fully and immediately vest. Mr. McNamara's current annual salary is $175,000 and he holds 225,000 options to purchase shares of Common Stock which vest over four years from the date of hire.

  Eric N. Doelling. The Company has entered into an agreement relating to the employment of Eric N. Doelling whereby the Company has agreed to provide Mr. Doelling with severance benefits in the event of termination consisting of six months salary, insurance benefits and vesting of stock options which would otherwise have vested in the year following his termination. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, all of Mr. Doelling's outstanding stock options will fully and immediately vest. Mr. Doelling's current annual salary is $160,000 and he holds 300,000 options to purchase shares of Common Stock which vest over four years from the date of hire.

  Stephen M. Rudy. The Company has entered into an agreement relating to the employment of Stephen M. Rudy which provides for, in the event of termination, the vesting of all stock options which would have otherwise vested in the year of his termination. The agreement also provides that, upon an acquisition, merger or sale of a majority of the Company's assets, Mr. Rudy's outstanding options will fully and immediately vest. Mr. Rudy's current annual salary is $160,000 and he holds 200,000 options to purchase shares of Common Stock which vest over four years from the date of hire and 25,000 options to purchase shares of Common Stock which vest over four years from August 1997.

EXECUTIVE OFFICER COMPENSATION

  Summary Compensation Table. The following table sets forth information for the years ended December 31, 1996 and 1997 regarding the compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose total annual salary and bonus for such fiscal years were in excess of $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                                         COMPENSATION
                              ANNUAL COMPENSATION           AWARDS
                              -----------------------    ------------
                                                          SECURITIES
   NAME AND PRINCIPAL                                     UNDERLYING      ALL OTHER
        POSITION         YEAR SALARY ($)    BONUS ($)      OPTIONS     COMPENSATION(1)
   ------------------    ---- ----------    ---------    ------------  ---------------
Stuart D. Edwards....... 1997  212,346(2)    150,000(3)    100,000(4)       4,385
 Chief Executive Officer 1996   61,538(5)        --            --           1,846

Robert E. McNamara...... 1997   59,865(6)     10,000(7)    225,000          1,384
 Chief Financial Officer

Eric N. Doelling........ 1997  152,689(8)      7,500           --           3,600
 Executive Vice          1996   67,308(9)        --        300,000          1,731
 President, Chief
 Operating Officer

Stephen M. Rudy......... 1997  150,919(10)       --         25,000          3,600
 Sr. Vice President,     1996   78,077(11)       --        200,000          2,008
 Marketing and
 Business Development

Donald R. Bruce......... 1997  105,000(12)    42,000(13)   125,000            --
 Vice President,
 Worldwide Sales

--------
 (1) Reflects amounts for automobile allowances. Mr. Edwards receives a monthly automobile allowance of $500. Mssrs. McNamara, Doelling and Rudy each receive a monthly automobile allowance of $300.

 (2) During 1997, Mr. Edwards' annual salary was $200,000 until August, when his annual salary was increased to $250,000.

 (3) Mr. Edwards received a bonus as compensation for his contributions to the Company during 1997, as approved by the Board of Directors in January 1998.

 (4) In August 1997, Mr. Edwards received an option to purchase 100,000 shares of the Company's Common Stock, which option vests over four years.

 (5) Mr. Edwards began receiving a salary from the Company in September 1996.

 (6) Mr. McNamara joined the Company in August 1997. His annual salary is $175,000.

 (7) As a part of Mr. McNamara's employment agreement with the Company, Mr. McNamara received a bonus of $10,000 payable in January 1998.

 (8) During 1997, Mr. Doelling's annual salary was $140,000 until April, when his annual salary was increased to $160,000.

 (9) Mr. Doelling began receiving a salary from the Company in July 1996.

(10) During 1997, Mr. Rudy's annual salary was $140,000 until April, when his annual salary was increased to $160,000.

(11) Mr. Rudy began receiving a salary from the Company in June 1996.

(12) Mr. Bruce joined the Company in March 1997. His annual salary is
     $140,000.

(13) As a part of Mr. Bruce's employment agreement with the Company, Mr. Bruce is eligible to receive a bonus of 30% of his base salary in March 1998 upon the attainment of certain goals and objectives.

  Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended December 31, 1997 to each of the Named Executive Officers:

                         OPTION GRANTS IN FISCAL 1997

                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                                                                          POTENTIAL
                                                                       REALIZABLE VALUE
                                                                      AT ASSUMED ANNUAL
                                      % OF TOTAL                        RATES OF STOCK
                          NUMBER OF    OPTIONS                        PRICE APPRECIATION
                         SECURITIES   GRANTED TO                       FOR OPTION TERM
                         UNDERLYING   EMPLOYEES  EXERCISE                    (3)
                           OPTIONS    IN FISCAL    PRICE   EXPIRATION ------------------
          NAME           GRANTED (#)   YEAR (1)  ($/SH)(2)    DATE       5%       10%
          ----           -----------  ---------- --------- ---------- -------- ---------
Stuart D. Edwards.......   100,000(4)     8.2      $3.00    08/21/07  $188,668 $ 478,122
Robert E. McNamara......   225,000(5)    18.5       3.00    08/21/07   424,503 1,075,776
Eric N. Doelling........       --         --         --          --        --        --
Stephen M. Rudy.........    25,000(4)     2.1       3.00    08/21/07    47,167   119,530
Donald R. Bruce.........   100,000(4)     8.2       0.70    06/06/07    44,023   111,562
                            25,000(4)     2.1       3.00    08/21/07    47,167   119,531

--------
(1) Based on an aggregate of options to purchase 1,217,900 shares of the Company's Common Stock granted to employees and directors of the Company, including the Named Executive Officers.

(2) The Company recorded deferred compensation with respect to the option grants for the difference between the exercise price and the deemed fair value of these options.

(3) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock of the Company on the date of grant appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock growth.

(4) Options become exercisable as to 25% of the option shares on the first anniversary of the vesting commencement date and thereafter ratably on a monthly basis, with full vesting occurring on the fourth anniversary of the vesting commencement date.

(5) Mr. McNamara's options vest as to 56,250 shares in February 1998 and thereafter 4,018 shares monthly, until all shares are vested.

  Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the information with respect to stock option exercises during the year ended December 31, 1997, by the Named Executive Officers, and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1997.

                 AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND
                            YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                        OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           SHARES                  DECEMBER 31, 1997(#)     DECEMBER 31, 1997($)(1)
                         ACQUIRED ON    VALUE    ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- ----------- ----------- ------------- ----------- -------------
Stuart D. Edwards.......      --           --         --        100,000          --        975,000
Robert E. McNamara......      --           --         --        225,000          --      2,193,750
Eric N. Doelling........   87,500      $51,250     25,000       187,500      316,250     2,371,875
Stephen M. Rudy.........   93,750      271,875     12,500       118,750      158,125     1,429,687
Donald R. Bruce.........      --           --         --        125,000          --      1,448,750

--------
(1) The fair market value of Somnus Medical Technologies' Common Stock at the close of business on December 31, 1997, was $12.75.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

  The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors and the Chief Executive Officer, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

  Compensation Philosophy. The Company's overall executive compensation philosophy is based on a series of guiding principles derived from the Company's values, business strategy, and management requirements. These principles are summarized as follows:

  . Provide competitive levels of total compensation which will enable the Company to attract and retain the best possible executive talent;

  . Motivate executives to achieve optimum performance for the Company;

  . Align the financial interest of executives and stockholders through equity-based plans;

  . Provide a total compensation program that recognizes individual contributions as well as overall business results.

  Compensation Program. The Committee is responsible for reviewing and recommending to the Board the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. The Committee is also responsible for the administration of the Stock Plan. There are two major components to the Company's executive compensation: base salary and potential cash bonus, as well as potential long-term compensation in the form of stock options. The Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

  1. Base Salary. In setting compensation levels for executive officers, the Committee reviews competitive information relating to compensation levels for comparable positions at medical product, biotechnology and high technology companies. In addition, the Committee may, from time to time, hire compensation and benefit consultants to assist in developing and reviewing overall salary strategies. Individual executive officer base compensation may vary based on time in position, assessment of individual performance, salary relative to internal and external equity and critical nature of the position relative to the success of the Company.

  2. Long-Term Incentives. The Company's 1996 Stock Plan provides for the issuance of stock options to officers and employees of the Company to purchase shares of the Company's Common Stock at an exercise price equal to the fair market value of such stock on the date of grant. Stock options are granted to the Company's executive officers and other employees both as a reward for past individual and corporate performance and as an incentive for future performance. The Committee believes that stock-based performance compensation arrangements are essential in aligning the interests of management and the stockholders in enhancing the value of the Company's equity. Consistent with this philosophy, in August 1997 the Committee granted an incentive stock option of 100,000 shares with a four year vesting period to the President and Chief Executive Officer of the Company, Mr. Stuart D. Edwards. Mr. Edwards' stock option reflects the Committee's judgment as to Mr. Edwards' personal performance as well as his role in the attainment of the Company's overall objectives.

1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  In determining Mr. Edwards' salary for 1997, the Committee considered competitive compensation data for chairmen and chief executive officers of similar companies within the medical device and biotechnology industry, taking into account Mr. Edwards' experience and knowledge. Based on the Company's achievement of specified goals, the Committee determined that it was appropriate to raise Mr. Edwards' salary to an annual rate of $250,000 commencing in August 1997.

SECTION 162(M) OF THE INTERNAL REVENUE CODE LIMITATIONS ON EXECUTIVE
COMPENSATION

  In 1993, Section 162(m) was added to the United States Internal Revenue Code of 1986, as amended, (the "Code"). Section 162(m) may limit the Company's ability to deduct for United States federal income tax purposes compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its four other highest paid executive officers in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during fiscal 1997. Grants under the Stock Plan will not be subject to the deduction limitation if the stockholders approve the Stock Plan, including the option grant limitations described below.

  Section 162(m) of the Code places limits on the deductibility for United States federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such person, the Stock Plan provides that no employee may be granted, in any fiscal year of the Company, options to purchase more than 450,000 shares of Common Stock. In addition, the Stock Plan provides that in connection with an employee's initial employment, the employee may be granted an additional 450,000 shares of Common Stock.

  The foregoing Committee Report shall not be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under this Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                                          Respectfully submitted,

                                          Stuart D. Edwards
                                          David L. Douglass
                                          Woodrow A. Myers, Jr., M.D.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq National Market, U.S. index ("Nasdaq U.S. Index") and the Hambrecht & Quist Healthcare, Excluding Biotechnology index ("H&Q Healthcare Index") for the period beginning on November 6, 1997, the Company's first day of trading after its initial public offering, and ending on December 31, 1997.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                    AMONG SOMNUS MEDICAL TECHNOLOGIES, INC.
                    NASDAQ NATIONAL MARKET, U.S. INDEX AND
                  THE HAMBRECHT & QUIST HEALTHCARE, EXCLUDING
                              BIOTECHNOLOGY INDEX
                       (PERIOD ENDED DECEMBER 31, 1997)


                        PERFORMANCE GRAPH APPEARS HERE

                                            H & Q
                             SOMNUS         HEALTHCARE       NASDAQ
Measurement Period           TECHNOLOGLIES  EXCLUDING        STOCK
(Fiscal Year Covered)        INC.           BIOTECHNOLOGY    MARKET
-------------------          ----------     -------------    ----------
Measurement Pt-11/06/97      $100           $100             $100
FYE  11/97                   $110           $ 99             $ 98
FYE  12/97                   $121           $101             $ 97

-------
* The graph assumes that $100 was invested on November 6, 1997 in the Company's Common Stock, the Nasdaq U.S. Index and the H&Q Healthcare Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stock performance shown in the above chart for the Common Stock is historical and should not be considered indicative of future price performance. This graph was prepared by Research Data Group, Inc.

                                PROPOSAL NO. 2

                       AMENDMENT TO THE 1996 STOCK PLAN

  As of the Record Date, a total of 3,350,000 shares of Common Stock have been reserved for issuance under the Company's 1996 Stock Plan (the "Stock Plan"), and 451,507 shares were available for future grant. In March 1998, the Board of Directors authorized an amendment to the Stock Plan, subject to shareholder approval, to increase the number of shares reserved for issuance thereunder by 500,000 shares, bringing the total number of shares issuable under the Stock Plan to 3,850,000.

  At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment of the Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder, and to approve the material terms of the Stock Plan, including, but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. A vote for the amendment of the Stock Plan will constitute approval of the proposed increase in the number of shares authorized for issuance under the Stock Plan and of the material terms of the Stock Plan.

  The Board of Directors believes that the amendment is necessary to enable the Company to, among other things, continue its policy of employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments. A summary of the Stock Plan is set forth below.

SUMMARY OF THE STOCK PLAN

  General. The Company's Stock Plan was approved by the Board of Directors in March 1996 and by the stockholders in July 1996. The Stock Plan was amended and restated in August 1997. The Stock Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members, to grant options to purchase Common Stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or a Board Committee.

  Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

  Administration. The Stock Plan may be administered by the Board or a Board Committee (together, the "Administrator"). Subject to the other provisions of the Stock Plan, the Administrator has the authority: (i) to determine the fair market value of the Company's Common Stock; (ii) to select the consultants and employees to whom the options and stock purchase rights may be granted under the Stock Plan; (iii) to determine the number of shares of Common Stock to be covered by each option and stock purchase right granted under the Stock Plan;
(iv) to approve forms of agreement for use under the Stock Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, of any option or stock purchase right granted under the Stock Plan, including the exercise price, the time or times when options or stock purchase rights may be exercised (which may be based on performance criteria), and vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any option or stock purchase right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sold discretion, shall determine; (vi) to reduce the exercise price of any option or stock purchase right to the then current fair market value if the fair market value of the Common Stock covered by such option or stock purchase right shall have declined since the date the option or stock purchase right was granted; (vii) to institute an option exchange program; (viii) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (ix) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (x) to modify or amend each option or stock purchase right; (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an option or stock purchase right previously granted by the Administrator;
(xii) to institute an option exchange program; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

  Eligibility. The Stock Plan provides that options and rights may be granted to the Company's employees and independent contractors. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

  Performance-Based Compensation Limitations. No employee shall be granted, in any fiscal year of the Company, options to purchase more than 450,000 shares of Common Stock. The Stock Plan also provides that in connection with an employee's initial employment, the employee may be granted an additional 450,000 shares of Common Stock. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminated such limitation.

  Terms and Conditions of Options. Each option granted under the Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is listed on any established stock exchange or a national market system, the fair market value shall be the closing sale price for such stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the last market trading day prior to the date the option is granted.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, consideration received by the Company under a formal cashless exercise program adopted by the Company, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

    (c) Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant. Generally, all options granted under the Stock Plan vest 25% annually, starting one year from the vesting commencement date.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed ninety days after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration of the date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment or consulting relationship.

    (e) Permanent Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire upon the earlier of
  (i) 12 months after the date of termination of the optionee's employment or
  (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

    (f) Death. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

    (g) Termination of Options. Each stock option agreement will specify the term of the option and the date when all or any installment of the option is to become exercisable. Notwithstanding the foregoing, however, the term of any incentive stock option shall not exceed 10 years from the date of grant. No options may be exercised by any person after the expiration of its term.

    (h) Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferrable other than by will or laws of descent and distribution.

    (i) Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonstatutory stock options.

    (j) Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

  Adjustment Upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or right outstanding under the Stock Plan, and the exercise price of any such outstanding option or right. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be automatically accelerated.

  Amendment, Suspensions and Termination of the Stock Plan. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Exchange Act or
Section 422 of the Code, or any similar rule or statute. In any event, the Stock Plan will terminate automatically in March 2006.

  Federal Tax Information. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

  An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

  All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock purchase rights are taxed in substantially the same manner as nonstatutory stock options.

  The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

  The approval of the amendment of the Stock Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present and voting at the annual meeting.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT TO THE 1996 STOCK PLAN SET FORTH HEREIN.

                                PROPOSAL NO. 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. If stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

                            THE BOARD OF DIRECTORS

Sunnyvale, California
March 31, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       SOMNUS MEDICAL TECHNOLOGIES, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Somnus Medical Technologies, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated March 31, 1998 and hereby appoints Stuart D. Edwards and Robert E. McNamara or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of Somnus Medical Technologies, Inc. to be held on May 20, 1998 at 10:00 a.m., local time, at the Company's principal executive offices located at 285 North Wolfe Road, Sunnyvale, California 94086 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1. Election of Class I Directors

   [_] FOR    [_] WITHHOLD
   NOMINEES:  DAVID L. DOUGLASS    DAVID B. MUSKET

  THE STOCKHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR EITHER NOMINEE BY STRIKING OUT ABOVE.

2. To approve an amendment to the Company's 1996 Stock Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to a new total of 3,850,000 shares and to approve the material terms of the Plan, including but not limited to, share limitations for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.


      [_] FOR                     [_] WITHHOLD                 [_] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

   [_] FOR    [_] WITHHOLD

                                SEE REVERSE SIDE

  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE TWO NOMINATED CLASS I DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 STOCK PLAN; (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

  PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                           DATE:________________________ , 1998


                                           ------------------------------------
                                                       SIGNATURE(S)


                                           ------------------------------------
                                                       SIGNATURE(S)


  NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.